UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2005

MACROMEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	00-22688	94-3155026
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

601 Townsend Street

San Francisco, California 94103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 832-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On October 13, 2005, Adobe Systems, Incorporated and Macromedia, Inc. issued a press release announcing that the companies received clearance from the U.S. Department of Justice (DOJ) for Adobe’s proposed acquisition of Macromedia.  The closing of the transaction remains subject to regulatory approval in a few European jurisdictions. The companies continue to anticipate the transaction will close sometime this Fall.

The press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 14, 2005, Adobe Systems Incorporated and Macromedia, Inc. executed an Extension Letter pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, among Adobe, Avner Acquisition Sub, Inc., and Macromedia (the “Agreement”). The Extension Letter provides for the extension of the End Date (as defined in the Agreement) from October 31, 2005 to January 31, 2006 pursuant to the Agreement.

The Extension Letter is furnished and attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release.
99.2	Extension Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROMEDIA, INC.

Date: October 14, 2005	By:	/s/ ELIZABETH A. NELSON
Elizabeth A. Nelson
Executive Vice President, Chief
Financial Officer and Corporate
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release.
99.2	Extension Letter.